Exhibit 99.1

FOR IMMEDIATE RELEASE

BEACON POWER ASSETS TO BE SOLD TO ROCKLAND CAPITAL

Leading Energy Investment Firm to Acquire Stephentown Flywheel Plant and Other Assets;
Intends to Continue Beacon Operations and Build Second 20 MW Plant

Tyngsboro, Massachusetts, February 6, 2012 — Rockland Capital, a leading private equity firm focused on energy-related investments, will acquire Beacon Power Corporation’s (BCONQ.PK) 20-megawatt flywheel energy storage plant in Stephentown, New York, and most of the Company’s other assets, based on its offer made February 3, 2012, in accordance with the process negotiated with the Loan Program Office of the U.S. Department of Energy (DOE). Rockland Capital was the successful acquirer among several leading energy and technology firms that vied for the opportunity following Beacon’s Chapter 11 bankruptcy filing on October 30, 2011.

Under terms of the agreement and subject to court approval on February 7, 2012, Rockland will purchase substantially all assets of Beacon Power and its Stephentown subsidiary, for a combination of cash and a promissory note totaling $30.5 million, along with additional guarantees and funding obligations to DOE of $6.6 million. Rockland’s purchase includes all assets of the Company’s 20 MW flywheel regulation plant in Stephentown; all assets in Beacon’s Tyngsboro headquarters including the intellectual property, inventory, spare parts, and equipment; assumption of an amended property lease in Tyngsboro to enable continuing operations; many of the contracts associated with the operation of the business and rehiring a majority of the current Beacon staff. Further, Rockland intends to provide the necessary equity capital to develop a second 20 MW flywheel regulation plant in Pennsylvania. In addition to approval by the bankruptcy court, the Federal Energy Regulatory Commission must approve the sale of the Stephentown assets.

Scott Harlan, Managing Partner for Rockland Capital, said, “We were attracted to Beacon Power because of its effective fast-response, grid-connected energy storage technology and its successful experience applying this technology as a frequency regulation resource in Stephentown. With the implementation later this year of FERC-mandated pay-for-performance compensation for balancing services provided to the grid, both the Stephentown plant and the one we plan to build in Pennsylvania will realize much improved revenue. We’re pleased to make it possible for this company and its talented team to continue to innovate and grow, and to provide a runway to facilitate a path to commercial success.”

Bill Capp, Beacon President and CEO, commented, “Rockland Capital is a well-capitalized company that has an excellent track record of successfully identifying undervalued electric power generating assets and applying its knowledge of the business and the capital necessary to develop the full potential of those assets. They recognized early on that Beacon was one such opportunity and our relationship has been positive and productive throughout their evaluation process. We’re grateful for their commitment to support Beacon and we look forward to working together to achieve our commercial objectives.”

The sale of Beacon’s Stephentown plant and other assets was organized and conducted by Beacon’s financial advisors, CRG Partners, and legal counsel, Brown Rudnick LLP. For more information on the asset sale, refer to the case docket here: http://dm.epiq11.com/BPE/docket/Default.aspx?SearchCriteria=.

About Rockland Capital

Rockland Capital, a private equity firm founded in 2003, is focused on the acquisition, optimization and development of companies and projects in the North American power sector. The firm manages Rockland Power Partners and Rockland Capital Energy Investments and has offices in Houston and New York. More information is available at www.rocklandcapital.com.

About Beacon Power Corporation

Beacon Power Corporation designs, develops and is commercializing advanced products and services to support stable, reliable and efficient electricity grid operation. Beacon’s Smart Energy Matrix, now being operated and earning revenue, is a non-polluting, megawatt-scale, fast-response flywheel-based solution designed to provide less expensive, more sustainable and effective regulation services to power grids around the world. The Company’s business strategy is both to supply regulation services from its own plants and to sell systems directly to utilities or grid operators in parts of North America and selected international markets. For more information, visit www.beaconpower.com.

Forward-Looking Information Disclaimer

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the anticipated benefits resulting from the conclusion of the auction process, expectations regarding the closing of the agreement to sell the Company’s 20-megawatt flywheel energy storage plant in Stephentown, New York, and all other assets of the Company, in a manner consistent with the agreement reached with Rockland Capital, expectations regarding obtaining necessary approvals by the bankruptcy court and FERC, expectations regarding any re-hiring of current Company employees, anticipated benefits of restructuring the Company’s debt obligations in the manner anticipated by the Company’s agreement with Rockland and its current lenders, the potential for additional equity investment, and any statements regarding the anticipated prospects of the business and assets to be sold to Rockland Capital following consummation of the sale. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to risks associated with the necessity to obtain approval of the bankruptcy court and FERC, and satisfaction of certain other closing conditions, before the agreement may be consummated, risks that the bankruptcy court may require changes to the agreement in a manner not acceptable to us, Rockland Capital, our lenders or other parties in interest, and other risks associated with selling assets during bankruptcy, including without limitation the risks that we may fail to execute any such sale in a timely manner or at all and that we cannot predict the amount of proceeds received in any such sale; risks associated with raising new capital during a bankruptcy, including without limitation the risk that any such capital investment will be made in a timely manner, or at all; and risks associated with the terms and conditions included in the court’s order. Additional risks and uncertainties include: (i) the potential adverse impact of the bankruptcy cases on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our bankruptcy cases; (ii) our ability to maintain adequate liquidity to fund our operations during the bankruptcy cases and to fund a plan of reorganization and thereafter, including maintaining normal terms with our vendors and service providers during the bankruptcy cases and complying with the covenants and other terms of our financing agreements; (iii) our ability to obtain court approval with respect to motions in the bankruptcy cases prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the bankruptcy cases and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 bankruptcy cases to Chapter 7 cases; (v) those factors identified in our filings with the Securities and Exchange Commission as may be accessed at www.sec.gov.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative and will pose substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the bankruptcy cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Statement, and which we assume no obligation to update.

Contacts:

Shane Litts	Gene Hunt
Rockland Capital	Beacon Power Corporation
(281) 863-9009	(978) 661-2825
shane.litts@rocklandcapital.com	hunt@beaconpower.com